SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): February 7, 2017

ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation) Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.) 46285 (Zip Code)

Registrant's telephone number, including area code: (317) 276-2000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02     Election of Director
On February 7, 2017, the Board of Directors of Eli Lilly and Company elected Carolyn R. Bertozzi as a new member, effective February 10, 2017. Dr. Bertozzi, age 50, is currently a professor of Chemistry, Chemical and Systems Biology, and Radiology at Stanford University, and an Investigator at the Howard Hughes Medical Institute. From 1996 to 2015, she was a professor of Chemistry and Molecular Biology at the University of California, Berkeley. She holds a bachelors degree in chemistry from Harvard University and a Ph.D. in chemistry from the University of California, Berkeley.
Dr. Bertozzi will serve on the Public Policy and Compliance Committee and the Science and Technology Committee. She will serve under interim election and will stand for election by the Lilly shareholders at the company's annual meeting in May of 2019.
There is no arrangement between Dr. Bertozzi and any person pursuant to which she was selected as a director. Dr. Bertozzi is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
Dr. Bertozzi will participate in the director's compensation program as described in the company's 2016 Proxy Statement which was filed with the Securities and Exchange Commission on March 21, 2016.
Today, the company issued a press release announcing Dr. Bertozzi's appointment. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

99.1    Press Release of Eli Lilly and Company dated February 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
ELI LILLY AND COMPANY
(Registrant)

By:        /s/ Bronwen L. Mantlo
Name:    Bronwen L. Mantlo
Title:     Secretary and Deputy
General Counsel

Dated: February 9, 2017